Exhibit 10.2

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

BETWEEN

ZENITH NATIONAL INSURANCE CORP.

AND

DAVIDSON PATTIZ

1.  Zenith National Insurance Corp. (“Zenith”) and Davidson Pattiz (“Executive”) are parties to that certain Employment Agreement dated September 12, 2005 (the “Employment Agreement”).  Capitalized terms used herein have the meaning ascribed to them in the Employment Agreement, unless otherwise defined herein.

2.  This Amendment dated February 9, 2006 is hereby made a part of, and expressly incorporated into, the Employment Agreement as an amendment thereto.  In the event any provision of this Amendment and any provision of the Employment Agreement are inconsistent or conflicting, the inconsistent or conflicting provision of this Amendment shall control.

3.  The parties agree to amend the Employment Agreement by deleting Section 4 in its entirety and substituting the following in its place:

4. Bonuses.  During the Term of this Agreement, the Executive shall be eligible for such discretionary bonuses as may be authorized, declared, and paid by the Board in its sole discretion and shall also be eligible for such bonuses under the Company’s Executive Officer Bonus Plan, as may be awarded by the Board pursuant to the terms of such plan.

Except as specifically modified herein, the parties expressly reaffirm the terms and conditions of the Employment Agreement.

Zenith National Insurance Corp.

by:	/s/Stanley R. Zax
Stanley R. Zax
Chairman and President

/s/Davidson Pattiz
Davidson Pattiz